UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Syntax ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Liberty Plaza, 46th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Syntax Stratified MidCap ETF	NYSE Arca	84-3431893
Syntax Stratified SmallCap ETF	NYSE Arca	84-3439501

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates: 333-215607

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered

A description of the Shares is set forth in Post-Effective Amendment No. 7 to the Syntax ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333- 215607; 811-23227), which description is incorporated herein by reference as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001104659-20-003923  on January 14, 2020. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2.	Exhibits

(a)	Declaration of Syntax ETF Trust is incorporated herein by reference to Exhibit (a) of the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on January 18, 2017.
(b)	Amended and Restated By-Laws of the Registrant are incorporated herein by reference to Exhibit (b) of the Registrant’s Post-Effective Amendment No. 2 filing, as filed with the SEC on April 25, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of New York and State of New York on the 15th day of January, 2020.

By:	/s/ Rory Riggs

Rory Riggs

Chief Executive Officer